                                 Investor Contact: Pete Lilly (314) 553-2197
                                 Media Contact: Casey Murphy (314) 982-6220

Emerson Reports First Quarter 2021 Results,
Updates 2021 Outlook

•First quarter GAAP net sales of $4.2 billion were flat from the year prior; underlying sales were down 2 percent, which was ahead of management's November guidance.
•First quarter GAAP EPS was $0.74, up 40 percent from the year prior; adjusted EPS, which excludes restructuring and first year purchase accounting charges and fees, was $0.83, up 24 percent.
•Strong operating cash flow of $808 million in the quarter, up 90 percent; Free cash flow was $686 million, up 121 percent.
•Restructuring and related actions of $69 million were initiated in the quarter, continuing aggressive execution of the comprehensive cost reset program to return the company to record adjusted EBIT margins.

    ST. LOUIS, Feb 2, 2021 - Emerson (NYSE: EMR) today reported results for the first fiscal quarter ended December 31, 2020.
     First quarter GAAP net sales were flat and underlying sales were only down 2 percent excluding favorable currency of 1 percent and impact from acquisitions of 1 percent. Revenue for the quarter was ahead of management's November guidance, with both business platforms finishing above expectations. Overall, the company continued to see a sharp bifurcation in North American markets, with residential markets showing continued strength while many core automation markets remained subdued. Overall, North America was down high single-digits in the quarter. All other regions trended to growth with Europe up mid single-digits and Asia, Middle East & Africa up low single-digits.
    December trailing three-month underlying orders were only down 4.5 percent, ahead of previous expectations, as strength in residential-facing, cold chain, life sciences, medical, and food & beverage markets was more than offset by ongoing weakness in many process industries. Commercial & Residential Solutions trailing three-month underlying orders showed continued strength, up 15 percent, with growth across all businesses and geographies. Additionally, Automation Solutions trailing three-month underlying orders continued to stabilize, down 13 percent, as KOB3 demand was steady and KOB2 demand improved slightly.
     First quarter gross profit margin of 41.4 percent was down 100 basis points from the previous year primarily due to deleverage and business mix. Pretax margin of 13.5 percent and EBIT margin of 14.5 percent were up 330 basis points and 350 basis points, respectively, as ongoing comprehensive cost reduction actions took effect. Adjusted EBIT margin, which excludes restructuring and first year purchase accounting charges and fees, was 16.3 percent for the quarter, up 260 basis points.
    GAAP earnings per share was $0.74 for the quarter, up 40%, and adjusted earnings per share was $0.83, up 24 percent. Earnings in the quarter exceeded management guidance and benefited significantly from better volume, as well as ongoing restructuring and cost reduction actions.
    Operating cash flow was $808 million for the quarter, up 90 percent. Free cash flow was $686 million, up 121 percent for the quarter, resulting in strong free cash flow conversion of 152 percent. Cash flow results reflected higher earnings due to rigorous operational execution across the two business platforms and favorable trade working capital management.
    “Emerson’s leadership team and global operations remain steadfastly focused on safely serving customers and protecting business continuity in essential industries including life sciences, power, food and beverage, home comfort, energy, and water,” said Emerson Chairman and CEO David N. Farr. “Our dedicated team across the globe continues to make me proud as they work tirelessly to help our customers navigate ongoing industry and macroeconomic turbulence. As more COVID-19 vaccines are approved and begin to be distributed, we remain optimistic for some stabilization in the second half of the year. In the meantime, we will continue to operate nimbly and safely to serve our customers in vital industries.
“Orders and sales continued their upward trajectory in the quarter, and operating results exceeded expectations. These factors enabled us to deliver strong profitability, earnings and cash flow, driven by our ongoing robust cost containment and restructuring actions, as well as improvement in some of our end markets. As the broader macroeconomic outlook continues to stabilize, we are well-positioned with a more agile, lean, and technology-centric organization going forward.”

Business Platform Results
    Automation Solutions net sales decreased 6 percent in the quarter, with underlying sales down 9 percent, which was ahead of November guidance. The improvement in orders and sales was primarily driven by European power, chemical, and life sciences markets, and energy markets in Asia, Middle East & Africa.
In the Americas, underlying sales were down 20 percent, resulting from continued broad-based demand challenges, particularly in North America. These challenges were partially offset by continued

momentum in life sciences, food & beverage, and semiconductor markets, as well as some early signs of improvement in upstream energy markets. Europe underlying sales were up 2 percent, driven by strength in Eastern Europe. Asia, Middle East & Africa underlying sales remained positive in the low single-digits, as strength in China (up 6 percent) and the rest of Asia (up 7 percent) was offset by weakness in the Middle East & Africa.
    December trailing three-month underlying orders were down 13 percent, consistent with November and reflecting ongoing weakness, but stabilization, across many key automation end markets. However, growth momentum continues in life sciences, medical, food & beverage, and semiconductor markets. Geographically, the Americas continue to be most challenged, down 27 percent. Asia, Middle East & Africa declined modestly by 1 percent, supported by China orders growing 6 percent. Europe declined by 3 percent due to weakness in energy markets somewhat offset by chemical, power and life science projects. Backlog in the business finished the quarter at $5.3 billion, an increase of approximately $600 million (of which the OSI acquisition represented approximately $300 million). Lastly, OSI had a strong first quarter as a part of the Emerson team, booking nearly $100 million of orders, reflecting early momentum well above revenue synergy plans. Overall, while the global demand environment stabilizes and begins to improve, key North American markets remain challenged for the Automation Solutions business, but they have stabilized and appear to be turning.
     Segment EBIT margin increased 250 basis points to 13.4 percent, on down sales, as savings from cost actions and favorable price-cost more than offset volume deleverage and mix. Adjusted segment EBIT margin, which excludes restructuring and related costs, increased 200 basis points to 15.8 percent. Total restructuring and related actions in the quarter totaled $64 million.
    Commercial & Residential Solutions net sales increased 13 percent in the quarter, with underlying sales up 12 percent. Underlying sales in the Americas were up 14 percent, reflecting strong demand in residential markets and improvement in the cold chain business. Similarly, Europe was up 8 percent as heat pump demand was driven by sustainability regulations and customer technology preferences. Asia, Middle East & Africa was up 7 percent, with China leading, up 10 percent.
    December trailing three-month underlying orders were up 15 percent, reflecting growth across all businesses and geographies. Continued strength in residential markets and positive momentum in cold chain markets were key drivers. Geographically, North America increased by 16 percent as residential HVAC and home products markets continued to show robust demand. Additionally, cold chain markets improved with vaccine distribution infrastructure and food safety investment. Asia, Middle East & Africa orders increased by 17 percent, highlighted by growth in China of 17 percent. Europe grew by 10 percent, as demand for heat pump and efficient appliance solutions continued its momentum due to sustainability regulations and customer technology preferences. Lastly, backlog increased by approximately $200 million to end the quarter at nearly $800 million.

    Segment EBIT margin increased 280 basis points to 21.0 percent driven by strong leverage combined with previous cost reduction actions. Adjusted segment EBIT margin, which excludes restructuring and related costs, increased 230 basis points to 21.2 percent. Total restructuring and related actions in the quarter were $3 million.

2021 Updated Outlook
    As macroeconomic uncertainties related to COVID-19 begin to slowly wane, we continue to expect a slow-but-steady improvement in industrial demand over the course of 2021 as more vaccines become available and distribution methods mature. We also expect that residential demand for many of our markets around the world will remain robust through the year.
    Within this framework, we now expect underlying revenue to be positive for the full year. However, due to the delayed recovery timeline in many key automation markets, especially in North America, we remain committed to our plan of total company restructuring spend of approximately $200 million for the full year. Lastly, the updated guidance assumes no major operational or supply chain disruptions and oil prices in the $45 to $55 range for the remainder of the year.
    The following table summarizes the updated 2021 guidance framework:

2021 Guidance
Net Sales Growth	4% - 8%	Operating Cash Flow	~$3.15B
Automation Solutions	2% - 6%	% of sales	~18%
Commercial & Residential Solutions	10% - 12%	Capital Spend	~$600M
		Free Cash Flow	~$2.55B
		% of sales	~14%

Underlying Sales Growth	flat - 4%	Dividend	~$1.2B
Automation Solutions	(3%) - 1%	Share Repurchase
Commercial & Residential Solutions	8% - 10%	/ M&A (excl. OSI)[1]	$500M - $1.0B

GAAP EPS	$3.39 +/- $.10	Tax Rate	~22%
Adjusted EPS	$3.70 +/- $.10	Restructuring Actions	~$200M
Note 1: OSI Inc. closed on Oct. 1, 2020, the first day of the fiscal year.

“Looking ahead to the remainder of the fiscal year, we will continue to invest in core technologies, software solutions, and other capabilities that strengthen our position in attractive and growing marketplaces, including alternative fuels, renewable energy, power transmission and distribution, and life sciences, among others,” Farr said. “Digital transformation and ESG initiatives continue to gain momentum among many of our industrial customers, and these portfolio enhancements and development efforts will enable us to help more customers not only adapt, but truly excel in their new operating realities post-pandemic.”

Upcoming Investor Events
    Today, beginning at 3 p.m. Eastern Time, Emerson management will discuss the first quarter results during an investor conference call. Participants can access a live webcast available at www.emerson.com/financial at the time of the call. A replay of the call will remain available for 90 days. Conference call slides will be posted in advance of the call on the company website.
On Tuesday, February 16th, beginning at 8:30 a.m. Eastern Time, Emerson management will host our annual Investor Conference in virtual format. Participants can access a live webcast available at www.emerson.com/financial at the time of the call. A replay of the call will remain available for 90 days. Conference call slides will be posted in advance of the call on the company website.

Forward-Looking and Cautionary Statements
    Statements in this press release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include the scope, duration and ultimate impact of the COVID-19 pandemic as well as economic and currency conditions, market demand, including related to the pandemic and oil and gas price declines and volatility, pricing, protection of intellectual property, cybersecurity, tariffs, competitive and technological factors, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.

(tables attached)

			Table 1
EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Quarter Ended Dec 31		Percent
	2019	2020	Change

Net sales	$4,151	$4,161	—%
Costs and expenses:
Cost of sales	2,392	2,438
SG&A expenses	1,123	998
Other deductions, net	178	122
Interest expense, net	35	40
Earnings before income taxes	423	563	33%
Income taxes	94	111
Net earnings	329	452
Less: Noncontrolling interests in earnings of subsidiaries	3	7
Net earnings common stockholders	$326	$445	36%

Diluted avg. shares outstanding	614.1	601.9

Diluted earnings per share common share	$0.53	$0.74	40%

	Quarter Ended Dec 31
	2019	2020
Other deductions, net
Amortization of intangibles	$59	$78
Restructuring costs	97	66
Special advisory fees	13	—
Other	9	(22)
Total	$178	$122

		Table 2
EMERSON AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended Dec 31
	2019	2020
Assets
Cash and equivalents	$1,635	$2,197
Receivables, net	2,726	2,652
Inventories	2,064	2,013
Other current assets	771	819
Total current assets	7,196	7,681
Property, plant & equipment, net	3,633	3,693
Goodwill	6,578	7,832
Other intangible assets	2,567	3,196
Other	1,127	1,276
Total assets	$21,101	$23,678

Liabilities and equity
Short-term borrowings and current
maturities of long-term debt	$1,984	$1,717
Accounts payable	1,649	1,694
Accrued expenses	2,707	2,965
Total current liabilities	6,340	6,376
Long-term debt	4,018	5,892
Other liabilities	2,284	2,471
Total equity	8,459	8,939
Total liabilities and equity	$21,101	$23,678

		Table 3
EMERSON AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended Dec 31
	2019	2020
Operating activities
Net earnings	$329	$452
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	211	244
Stock compensation	56	64
Pension expense	17	8
Changes in operating working capital	(180)	71
Other, net	(9)	(31)
Cash provided by operating activities	424	808

Investing activities
Capital expenditures	(114)	(122)
Purchases of businesses, net of cash and equivalents acquired	—	(1,611)
Other, net	(17)	13
Cash used in investing activities	(131)	(1,720)

Financing activities
Net increase in short-term borrowings	754	340
Payments of long-term debt	(502)	(301)
Dividends paid	(305)	(303)
Purchases of common stock	(129)	(13)
Other, net	20	42
Cash used in financing activities	(162)	(235)

Effect of exchange rate changes on cash and equivalents	10	29
Increase (Decrease) in cash and equivalents	141	(1,118)
Beginning cash and equivalents	1,494	3,315
Ending cash and equivalents	$1,635	$2,197

		Table 4
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended Dec 31
	2019	2020
Sales
Measurement & Analytical Instrumentation	$795	$698
Valves, Actuators & Regulators	913	806
Industrial Solutions	507	508
Systems & Software	637	680
Automation Solutions	2,852	2,692

Climate Technologies	873	1,031
Tools & Home Products	430	445
Commercial & Residential Solutions	1,303	1,476

Eliminations	(4)	(7)
Net sales	$4,151	$4,161

Earnings
Automation Solutions	$310	$361

Climate Technologies	151	212
Tools & Home Products	86	98
Commercial & Residential Solutions	237	310

Stock compensation	(56)	(64)
Unallocated pension and postretirement costs	13	24
Corporate and other	(46)	(28)
Interest expense, net	(35)	(40)
Earnings before income taxes	$423	$563

	Table 4 (cont.)
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended Dec 31
	2019	2020
Restructuring costs
Automation Solutions	$83	$64

Climate Technologies	7	1
Tools & Home Products	3	1
Commercial & Residential Solutions	10	2

Corporate	4	—
Total	$97	$66
The table above does not include $3 of costs related to restructuring actions that were reported in cost of sales and selling, general and administrative expenses in the first quarter of fiscal 2021.

Depreciation and Amortization
Automation Solutions	$139	$156

Climate Technologies	44	49
Tools & Home Products	19	19
Commercial & Residential Solutions	63	68

Corporate and other	9	20
Total	$211	$244

Table 5
EMERSON AND SUBSIDIARIES
SUPPLEMENTAL BUSINESS SEGMENT INFORMATION
(DOLLARS IN MILLIONS, UNAUDITED)

In fiscal 2021, the Company reclassified certain software product sales that were previously reported in Measurement & Analytical Instrumentation to Systems & Software (previously described as Process Control Systems & Solutions). These changes had no effect on the overall sales of the company's reporting segments.
To facilitate investor understanding and comparison, the Company is providing supplemental unaudited historical results on this new basis. The information provided below, which has been reclassified to conform to the current year presentation, does not represent a restatement of previously issued financial statements and should be read in conjunction with the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended December 31, 2020.

Sales	Fiscal Year 2019	Fiscal Year 2020
		1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Full Year
Measurement & Analytical Instrumentation	$3,615	795	776	709	828	3,108
Valves, Actuators & Regulators	3,794	913	854	842	980	3,589
Industrial Solutions	2,232	507	494	469	542	2,012
Systems & Software	2,561	637	585	569	655	2,446
Automation Solutions	12,202	2,852	2,709	2,589	3,005	11,155

Climate Technologies	4,313	873	1,026	970	1,111	3,980
Tools & Home Products	1,856	430	432	357	444	1,663
Commercial & Residential Solutions	6,169	1,303	1,458	1,327	1,555	5,643

Eliminations	1	(4)	(5)	(2)	(2)	(13)
Total	$18,372	4,151	4,162	3,914	4,558	16,785

Reconciliations of Non-GAAP Financial Measures & Other				Table 6

Reconciliations of Non-GAAP measures (denoted by *) with the most directly comparable GAAP measure (dollars in millions, except per share amounts):

Q1 2021 Underlying Sales Change	Auto Solns	Comm & Res Solns	Emerson
Reported (GAAP)	(6)%	13%	—%
(Favorable) / Unfavorable FX	(2)%	(1)%	(1)%
Acquisitions / Divestitures	(1)%	—%	(1)%
Underlying*	(9)%	12%	(2)%

FY 2021E Underlying Sales Change	Auto Solns	Comm & Res Solns	Emerson
Reported (GAAP)	2% - 6%	10% - 12%	4% - 8%
(Favorable) / Unfavorable FX	~ (3)%	~ (2)%	~ (3)%
Acquisitions / Divestitures	~ (2)%	~ - %	~ (1)%
Underlying*	(3)% - 1%	8% - 10%	0% - 4%

Q1 Earnings Per Share	Q1 FY20	Q1 FY21	Change
Earnings per share (GAAP)	$0.53	$0.74	40%
Restructuring & advisory fees	0.14	0.09	(16)%
OSI purchase accounting items & fees	—	(0.03)	(6)%
Equity investment gain	—	0.03	6%
Adjusted earnings per share*	$0.67	$0.83	24%

Earnings Per Share	FY2021E
Earnings per share (GAAP)	$3.29 - $3.49
Restructuring	~ 0.27
OSI purchase accounting items & fees	~ 0.07
Equity investment gain	~ (0.03)
Adjusted earnings per share*	$3.60 - $3.80

EBIT Margin	Q1 FY20	Q1 FY21	Change
Pretax margin (GAAP)	10.2%	13.5%	330 bps
Interest expense, net	0.8%	1.0%	20 bps
Earnings before interest and taxes margin*	11.0%	14.5%	350 bps
Restructuring & advisory fees	2.7%	1.7%	(100) bps
OSI purchase accounting items & fees	—%	0.5%	50 bps
Equity investment gain	—%	(0.4)%	(40) bps
Adjusted earnings before interest and taxes margin*	13.7%	16.3%	260 bps

Automation Solutions Segment EBIT Margin	Q1 FY20	Q1 FY21	Change
Automation Solutions Segment EBIT margin (GAAP)	10.9%	13.4%	250 bps
Restructuring and related charges impact	2.9%	2.4%	(50) bps
Automation Solutions Adjusted Segment EBIT margin*	13.8%	15.8%	200 bps

- more -

Commercial & Residential EBIT Margin	Q1 FY20	Q1 FY21	Change
Commercial & Residential EBIT margin (GAAP)	18.2%	21.0%	280 bps
Restructuring and related charges impact	0.7%	0.2%	(50) bps
Commercial & Residential Adjusted EBIT margin*	18.9%	21.2%	230 bps

Q1 Cash Flow	Q1 FY20	Q1 FY21	Change
Operating cash flow (GAAP)	$424	$808	90%
Capital expenditures	(114)	(122)	31%
Free cash flow*	$310	$686	121%

FY 2021E Cash Flow	FY 2021E
Operating cash flow (GAAP)	~ $3,150
Capital expenditures	~ (600)
Free cash flow*	~ $2,550

Cash Flow % of Sales	FY2021E
Operating cash flow as a percent of sales (GAAP)	~ 18%
Capital expenditures	~ (4)%
Free cash flow as a percent of sales*	~ 14%

Cash Flow to Net Earnings Conversion	Q1 FY21
Operating cash flow to net earnings (GAAP)	179%
Capital expenditures	(27)%
Free cash flow to net earnings*	152%

Note: Underlying sales and orders exclude the impact of acquisitions, divestitures and currency translation.

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